CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT hereinafter referred to as the ("AGREEMENT"), is entered into as of the 30th day of June, 2001, by and between Peter Powderham and Associates, The Tiger Group (hereinafter referred to as ("TIGER") and VOYAGER GROUP INC., a Nevada Corporation (hereinafter referred to as ("V").

PREMISES

Whereas ("V") engages ("TIGER") as a consultant "to take counsel" regarding site locations for future facilities & operations worldwide by the Company, targeting possible direct marketing mergers, acquisitions, ongoing corporate operations, advice and administrative issues regarding the worldwide market.


NOW, THEREFORE, on the stated premises for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENTANTS,
AND WARRANTIES OF "V" AND
THE "V" OFFICERS, DIRECTORS.

As an inducement to, and to obtain the reliance of, the OFFICERS, DIRECTORS AND SHAREHOLDERS represent and warrant as follows:

Section 1.01 ORGANIZATION

"V" is a corporation organized, validly existing and in good standing under the laws of the States of the United States and has the corporate power and is duly authorized, qualified franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification and where failure to qualify would not have a materially adverse effect on "V". Included in the Schedules (as hereinafter defined) are complete and correct copies of the Articles of Incorporation and Bylaws of "V" as in effect on the date hereof The execution and delivery by this "agreement" in accordance with the terms hereof will not, violate any provision of "V" Articles of Incorporation or Bylaws. "V" has taken all action required by law, it articles of incorporation, its Bylaws, or otherwise to authorize the execution and delivery of this "Agreement" "V" has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, Bylaws and otherwise to consummate the transaction herein contemplated.

Section 1.02 CAPITALIZATION.

The authorized capitalization of "V" consists of 100, 000,000 shares of common stock, par value $0.001 per share, and 5,000,000 Preferred Shares, par value $0.001 (apt. 47,000,000) of which are currently issued and outstanding and are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

Section 1.03 PARENTS AND SUBSIDIARIES.

Except as set forth herein and in the "V" Schedules, "V" does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation or any partnership interest or similar interest in any other entity.

Section 1.04 financial statements.

Included in the "V" Schedules are the most recent Audited Balance sheets and the related audited statements of operations, stockholders equity, for the year then ended, together with the notes to such statements, and the opinion of Robison Hill & Co. Independent certified public accountants, with respect thereto.

(b) The balance sheets of "V" have been prepared in accordance with U.S. generally accepted accounting principles. The "V" balance sheets present fairly, as of their respective dates, the financial condition of "V". "V" did hot have, as of the dates of such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligation (absolute or contingent) which should be reflected in a balance or the notes thereto, prepared in accordance with generally accepted accounting principles and all assets reflected therein are properly reported and present fairly the value of the assets of "V" in accordance with generally accepted accounting principles. The statements of operation, stockholders equity, and cash flows that reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(c) "V" has no  liabilities  with respect to the payment of any federal,  state,
county,   local  or  other  taxes  (including  any  deficiencies,   interest  or
penalties), except for taxes accrued but not yet due as payable.

(d) "V" has filed all states, federal and local income returns required to be filed by it from inception to the date hereof.

(e) The books and records, financial and others, of "V" are in all material respects complete and correct and have been maintained with good business and accounting practices.

(f) Except as and to the extent disclosed in the most recent "V" financial statements, "V" has no material contingent liabilities, direct or indirect, matured or not.

Section 1.05 ABSENCE OF CERTAIN CHANGES OR EVENTS.

Except as set forth in this Agreement or the Schedules. There has not been (1) any material adverse change in the business, operations, properties, asserts or condition of "V"; or (2) any damage destruction or loss to "V" (whether or not covered by insurance) materially and adversely affecting the business, operation, properties, assets or condition of "V".

"V" has not (1) amended its Articles of Incorporation or Bylaws; (2) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; or, (3) considering the business of "V" -

Has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred since that date in the ordinary course of business.

Is not in violation of any law or regulation the violation of which would materially and adversely affect the business, operations, properties, assets or condition of "V".

Section 1.06 LITIGATION AND PROCEEDINGS.

Except as set forth in the "V" Schedules, there are no actions, suits or proceeding pending or, to the knowledge of "V", threatened by or against "V", or affecting "V" or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind.

Section 1.07 CONTRACTS.

Except as included or described in the "V" Schedules, there are no material contracts, agreements, franchises, license agreements, or other commitment to which "V" is a party or by which it or any of its properties are bound, which are material to taken as a whole.

Section 1.08 APPROVAL OF AGREEMENT.

The board of directors of "V" has authorized the execution and delivery of this agreement by "V" and has approved the transaction contemplated hereby.

Section 1.09 PAYMENT.

"V" shall issue "TIGER" shares on or before the 30 day of June upon filing a registration statement under the Securities Act of 1933 "Form S-8".

ARTICLE II
REPRESENTATION, COVENANTS
AND WARRANTIES OF "V"
AND THE OFFICERS DIRECTORS.

As an inducement to, and to obtain reliance of, "TIGER" represents and warrants as follows:

Section 2.01 ORGANIZATION.

"TIGER" is not a corporation.

Section 2.02 APPROVAL OF AGREEMENT.

"TIGER" has authorized and approved the execution of delivery of this Agreement by "TIGER" and consummation of the transaction contemplated hereby.

ARTICLE III    CONSULTING.
 .
         Services & Fees.

         Services:

               A. During the term of this Agreement, the Tiger team shall, from time to time, provide services at the direction of the Company, including, but not limited to, those services set forth on Exhibit A. Euro Business Plan-United Kingdom

               B. Upon the Company's reasonable request, the Tiger team shall provide the Company with a monthly general report of the Tiger team's activities conducted on behalf of the Company.

               C.   The Tiger team shall  promote  the  Company's  interests  in accordance with the highest professional standards In addition, perform services in compliance with all applicable federal, state and local laws.

               D. The Tiger team may enlist the services of subcontractors to assist the Tiger team with various consulting services.

               E. The Tiger team is not, and shall not be deemed in any way, to be the Company's agent, and the Company shall not be bound by or liable for any representations made by the Tiger team. The Tiger team specifically acknowledges that he/they shall have no authority to bind Company or its Affiliates to any obligation, agreement or otherwise.

               F.   The  Tiger  team  may  engage  in  other  outside   business
                    activities that do not prevent the Tiger team from rendering the services required of him hereunder.


           Fees.

               A. Subject to the terms and conditions of this Agreement, the Company shall be obligated to pay to the Tiger team, and the Tiger team shall accept from the Company in full payment and complete satisfaction of any and all amounts due under this Agreement, Eleven Million (11,000,000) shares of the common stock of the Company, which shall be registered under a Form S-8 Registration Statement under the Securities Act of 1933, which shall be payable in advance upon the execution of this Agreement.

               B. The death, disability or termination of the Tiger team by the Company, with or without cause, prior to the expiration of the term of this Agreement shall not result in or give rise to any claim or right of repayment of the Compensation paid to the Tiger team under this Agreement.



"V" may at any time during said term of this agreement call upon "TIGER" for said consulting

Mr. Peter Powderham is a nationally recognized authority in the field of direct marketing. Mr. Powderham is providing his expertise to "V" in the development of Strategies to improve "V" standing in the direct sales and marketing industry.
Mr. Powderhams duties include working with "V" scientific advisors, marketing staff and sales leaders to advise on continuity and corporate strategies for rapid growth of "V" in the direct sales and marketing industry worldwide.

Section 3.02 TERM & TERMINATION.

The term of this Agreement shall commence as of June 30, 2001 and shall continue for seven years thereafter.

Tiger- Independent Contractor.

          The Tiger team is and shall be an independent contractor and is not and shall not be deemed or considered to be an employee of the Company by virtue of this Agreement. Neither the Tiger team nor the Company shall hold the Tiger team out as an agent, partner, officer, director, or other employee of the Company in connection with this Agreement or the performance of any of the duties, obligations or performances contemplated hereby.

The Tiger Team Acknowledgments - The Tiger team specifically acknowledges and agrees that they shall

          (i) have no authority to execute any contracts or agreements on behalf of the Company or its Affiliates;

          (ii) shall have no authority to bind the Company or its Affiliates to any obligation (contractual or otherwise);

          (iii)shall have no authority to spend money on behalf of the Company without the Company's consent; and

          (iv) shall have no right to adjust the compensation or benefits of any employee of the Company.

The board of directors of "V" or its majority shareholders cannot terminate this agreement. Only "TIGER" may at any time terminate said Agreement.

(i) Should there be any actual or threatened action or proceeding before any court or any government body which shall seek to restrain, prohibit, or invalidate the transaction contemplated by this Agreement and which, in the judgment of "TIGER" in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the consulting contemplated. TIGER may terminate this agreement.

(ii) "TIGER" may terminate at any time if "V" shall fail to comply in any respect with any covenants contained in this agreement or if any of the representations or warranties of "V" contained herein shall be inaccurate in any respect with any of their covenants.


ARTICLE IV
SPECIAL EVENTS

Section 4.01 "TIGER" Registration statement under the Securities Act of 1933 Form S-8 and the like.

Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, inter alia, upon the circumstances under which "TIGER" acquires such securities.

ARTICLE V
MISCELLANEOUS

Section 5.01 GOVERNING LAW.

This Agreement shall be governed by, enforced, and construed under the laws of the State of California.

Section 5.02 CONFIDENTIALITY.


          A. During the term of this Agreement, the Company may disclose or make known to the Tiger team, and the Tiger team may be given access to or may become acquainted with, certain information, trade secrets or both, all relating to or useful in the Company's business or the business of its Affiliates, and which the Company considers proprietary and desires to maintain confidential. The Tiger team may be required to assemble certain data in various forms at the direction of the Company. All such information, trade secrets, data and the like, in any and all forms, whether previously existing or prepared by the Tiger team, are hereinafter collectively referred to as "Information."

          B. As a material inducement to the Company entering this Agreement, the Tiger team covenants and agrees that during the term of this Agreement and for a period of two years thereafter, the Tiger team shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any Person, except to or for the Company's benefit as directed by the Company, any of the Information which he may have acquired in the course of his retention by the Company, the parties agreeing that such information affect the successful and effective conduct of the Company's business and its goodwill, and that any breach of the terms of this Section is a material breach of this Agreement; provided, however, that the foregoing shall not preclude the Tiger team from (i) the disclosure of Information obtained from the Company to the Tiger team's accountants, legal advisors or other similar representatives provided that any Information provided to such representatives shall be accorded confidential treatment, except as otherwise provided for herein, (ii) subject to the restrictions contained in the Asset Purchase Agreement and the Non-Compete Agreement, the use or disclosure of Information known to the Tiger team prior to the date hereof, (iii) the use or disclosure of Information, which currently is known generally to the public or which subsequently has come into the public domain, other than by way of disclosure in violation of this Agreement, (iv) the use or disclosure of Information that becomes available to the Tiger team or his agents on a non-confidential basis provided that such source is not known by the Tiger team to have a legal obligation prohibiting the disclosure of Information, (v) the disclosure of Information necessary for the Tiger team to enforce the terms and provisions of this Agreement or (vi) the disclosure of Information required by law or court order, provided that, to the extent practicable, prior to such disclosure required by law or court order, the Tiger team will give the Company prior written notice of the nature of the law or order requiring disclosure and the disclosure to be made in accordance therewith. All equipment, documents, memoranda, reports, records, files, material, samples, books, disks, correspondence, lists, other written and graphic records, and the like collectively, the "Materials"), affecting or relating to the business of the Company or of its Affiliates, which the Tiger team shall prepare, use, construct, observe, possess or control shall be and remain the Company's sole property or in the Company's exclusive custody, and must not be removed from the premises of the Company or given to any Person except as directed by the Board of the Company in writing or except as necessary or desirable for the Company's benefit as directed by the Company. Upon termination of this Agreement for any reason, the Materials, Information and all copies thereof in the custody or control of the Tiger team shall be delivered promptly to the Company.

          C. The Tiger team acknowledges and agrees that the Tiger team shall be prohibited from making any use of the Information, Materials or other information, documents or equipment relating to the business of the Company or its Affiliates for any reason other than to promote the economic interests of the Company In addition, its Affiliates and that the Tiger team may not use the same for its own or any other Person's pecuniary or economic benefit.

          D. The covenants of the Tiger team set forth in this Section are separate and independent covenants for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are hereby acknowledged by the Tiger team, and have also been made by the Tiger team to induce the Company to enter into this Agreement. Each of the Previously mentioned covenants may be relied upon by the Company in any court of competent jurisdiction, and shall form the basis of injunctive relief and damages including expenses of litigation (including but not limited to reasonable attorneys' fees and costs upon trial and appeal) suffered by the Company arising out of any breach of such covenants by the Tiger team. The covenants of the Tiger team set forth in the Section are cumulative to each other and to all other covenants of the Tiger team in favor of the Company contained in this Agreement In addition, shall survive the termination of this Agreement. Should any covenant, term or condition of this Section become or be declared invalid or unenforceable by a court of competent jurisdiction, then the parties request that such court judicially modify such unenforceable provision consistent with the intent of this Section so that it shall be enforceable as modified.

Each party hereto agrees with the other parties that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer director or employee, of from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others except (1) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published, all (11) to the extent that such data or information must be used or disclosed in order to consummate the transaction contemplated by this Agreement.

Section 5.03 ENTIRE AGREEMENT.

This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter herein. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This agreement may not be amended or modified, except by the written agreement singed by signed by all parties hereto.

Section 5.03 SURVIVAL, TERMINATION.

The representations, warranties and covenants or the respective parties shall survive the consummation of the transactions herein contemplated.

Section 5.04 COUNTERPARTS.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 5.05 AMENDMENT OR WAIVER.

Every right and remedy provided herein shall be cumulative with every other right and remedy whether conferred herein at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then therefore, or thereafter occurring or existing.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


NAME:
         Marvin Higbee
         President, CEO, Secretary and Director
         The Voyager Group Inc

NAME:
         Richard Higbee
         Treasurer and Director
         The Voyager Group Inc

NAME:    Meitzu Chen
         Director
         The Voyager Group Inc


NAME:    The Tiger Group
         Agent: Peter Powderham
         On behalf of The Tiger Group.